                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 26, 2001



                               MGI PHARMA, INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


            Minnesota                     0-10736                 41-1364647
--------------------------------------------------------------------------------
  (State or other jurisdiction    (Commission file number)    (I.R.S. Employer
        of incorporation)                                    Identification No.)



        5775 West Old Shakopee Road, Suite 100, Bloomington, MN  55437
        --------------------------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (952) 346-4700
                                                           --------------

        6300 West Old Shakopee Road, Suite 110, Bloomington, MN  55438
        --------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On November 26, 2001, MGI PHARMA, INC. (the "Company") announced that it had entered into a purchase agreement to sell 900,000 shares of the Company's common stock to U.S. Bancorp Piper Jaffray Inc. The shares are registered under the Company's shelf registration statement (Registration No. 333-50542). Subject to customary closing conditions, the Company will receive proceeds of approximately $11.8 million, net of fees and other expenses related to the transaction.

     The purchase agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. This summary of the provisions of the purchase agreement is not complete and is qualified in its entirety by reference to the agreement. The press release dated November 27, 2001 announcing the transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(c)  EXHIBITS.

1.1 Purchase Agreement, dated as of November 26, 2001, between U.S. Bancorp Piper Jaffray Inc. and MGI PHARMA, INC.

99.1 Press Release, dated November 27, 2001.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


November 28, 2001                   MGI PHARMA, INC.



                                    By:  /s/ William C. Brown
                                        ----------------------------------------
                                        William C. Brown
                                        Chief Financial Officer and Secretary

                                 EXHIBIT INDEX


1.1 Purchase Agreement, dated as of November 26, 2001, between U.S. Bancorp Piper Jaffray Inc. and MGI PHARMA, INC.

99.1 Press Release, dated November 27, 2001.